SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ❑

Filed by a Party other than the Registrant ☒

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❑	Preliminary Proxy Statement
❑	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❑	Definitive Proxy Statement
☒	Definitive Additional Materials
❑	Soliciting Material Under Rule 14a-12

Franklin Limited Duration Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Ronald Mass

Thomas H. McGlade

Peter Tchir

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm ISS Recommends FTF Shareholders Vote "FOR" Saba's

Full Slate of Director Nominees

New York, NY – October 20, 2016 – Saba Capital Management, L.P. (“Saba”) today announced that Institutional Shareholder Services (“ISS”), the leading independent proxy advisory firm, has recommended that Franklin Templeton Limited Duration Income Trust (NYSE MKT: FTF) (“FTF”) shareholders vote “FOR” all three of Saba’s director nominees in connection with FTF’s Annual Meeting on October 28, 2016.

In its October 19, 2016 report, ISS* stated:

•	“. . . all three dissident nominees – apart from simply injecting a much needed shareholder perspective – bring skills and experience that could enhance shareholder value.”

•	“As of March 3, 2016 . . . the fund underperformed its peer group median and blended index over a three-year period by 5.1 and 15.6 percentage points, respectively.”

•	“As the fund's underperformance relative to peers suggests that additional shareholder perspective on the board might be beneficial, support … is warranted.”

Paul Kazarian, Head of Closed-End Funds and ETFs at Saba Capital, said, “We are extremely pleased that ISS agrees with Saba that change is warranted on the FTF Board. Saba has been working hard to bring about such a change for the benefit of all FTF shareholders. FTF’s recent announcement of a tender offer and dividend increase has done nothing to reduce FTF’s sizable discount to net asset value. Today’s ISS recommendation further underscores that closed-end fund boards must be held accountable for serial underperformance.”

*Permission from ISS neither sought nor obtained.

About Saba Capital

Saba Capital Management, L.P. is a credit hedge fund based in New York.

Media

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

212-257-4170

Saba Capital Management, L.P., Saba Capital Master Fund, Ltd., Boaz Weinstein, Ronald Mass, Thomas McGlade, and Peter Tchir (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy card to be used in connection with the solicitation of proxies from the shareholders of Franklin Limited Duration Income Trust (the “Fund”). All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The proxy statement and an accompanying proxy card have been or will be furnished to some or all of the Fund's shareholders and are, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by the Participants with the SEC on September 15, 2016. This document is available free of charge from the source indicated above.